              [RUBIN BAUM LEVIN CONSTANT & FRIEDMAN LETTERHEAD]





                                                  October 11, 1996



Bitstream Inc.
215 First Street
Cambridge, Massachusetts 02142

Ladies and Gentlemen:

        We refer to the Registration Statement on Form S-1, File No. 333-11519 (the "Registration Statement"), filed by Bitstream Inc. (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 2,415,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), for sale by the Company in an underwritten public offering, which includes amounts to be sold to cover over-allotments. Except as otherwise defined herein, all capitalized terms used herein shall have the meaning assigned thereto in the Registration Statement.

        As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that in our opinion, the Class A Common Stock to be sold by the Company to the Underwriters, if and when paid for and issued in accordance with the terms of the underwriting agreement between the Company and the Underwriters in the form of Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable.

     We are members of the New York Bar, and the opinions expressed herein are limited to questions arising under the laws of the State of New York and the Federal law of the United States, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

RUBIN BAUM, LEVIN CONSTANT & FRIEDMAN


     Bitstream Inc.

     October 11,1996
     Page 2



     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Rubin Baum Levin Constant & Friedman

                                       RUBIN BAUM LEVIN CONSTANT & FRIEDMAN